Exhibit 99.1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 21,850,000 shares of the Company’s common stock, $0.01 par value per share. All fees, except the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$	*
Financial Industry Regulatory Authority, Inc. filing fee		**
NYSE listing fee		104,880
Legal fees and expenses		60,000
Accounting fees and expenses		20,000
Printing and engraving expenses		8,800
Miscellaneous		6,320

Total		$200,000

*	On August 27, 2010, the Company filed with the Securities and Exchange Commission (the “SEC”) a “shelf” Registration Statement on Form S-3 for the registration of an unspecified number of its securities, including common stock, for a maximum aggregate offering amount of $1,000,000,000 (the “Shelf Registration Statement”). A registration fee in the amount of $71,300 was previously paid to the SEC in connection with the initial filing of the Shelf Registration Statement.

**	A filing fee in the amount of $75,500 was previously paid to the Financial Industry Regulatory Authority, Inc. in connection with the initial filing of the Shelf Registration Statement.